EXHIBIT 23








                     Consent of Independent Auditors

                     Consent of Independent Auditors



We consent to the incorporation by reference in this Annual Report (Form 10-K) of Cullen/Frost Bankers, Inc. of our report dated February 7, 1997, except for Note U, as to which the date is March 13, 1997, included in the 1996 Annual Report to Shareholders of Cullen/Frost Bankers, Inc.

We also consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-30776) pertaining to the Cullen/Frost Bankers, Inc. 1983 Nonqualified Stock Option Plan, the Registration Statement (Form S-8 No. 33-30777) pertaining to the Cullen/Frost Bankers, Inc. 1988 Nonqualified Stock Option Plan, the Registration Statement (Form S-8 No. 33-37500) pertaining to the 401(k) Stock Purchase Plan for Employees of Cullen/Frost Bankers, Inc. and its Affiliates, the Registration Statement (Form S-8 No. 33-39478) pertaining to the 1991 Thrift Incentive Stock Purchase Plan for Employees of Cullen/Frost Bankers, Inc. and its Affiliates, the Registration Statement (Form S-8 No. 33-53492) pertaining to the Cullen/Frost Bankers, Inc. Restricted Stock Plan, the Registration Statement (Form S-8 No. 33-53622) pertaining to the Cullen/Frost Bankers, Inc. 1992 Stock Plan, and the Registration Statement (Form S-4 No. 333-23225 and Form S-4 No. 333-23225-01) pertaining to the registration and exchange of $100,000,000 in Capital Securities, Series A, of our report dated February 7, 1997, except for Note U, as to which the date is March 13, 1997, with respect to the consolidated financial statements of Cullen/Frost Bankers, Inc. incorporated by reference in this Annual Report (Form 10-K) for the year ended December 31, 1996.

                                            /s/Ernst & Young LLP

                                            ERNST & YOUNG LLP

San Antonio, Texas
March 27, 1997